Exhibit 99.1

The Bank Behind Your Business September 2024

OUTLINE 2 I. Overview 3 II. 2Q24 Highlights / Topics of Interest 9 » Earning Assets 10 » Funding 15 » Net Interest Margin (NIM) 19 » Risk Management 24 » Capital 29 » Non - Interest Income Highlights 33 » Revenue 38 » Non - Interest Expense 41 » Net Income 44 Impacting Lives for Success and Significance

Impacting Lives for Success and Significance

OUR IDENTITY

» Columbia (Midlands of SC) ▪ State Capitol ▪ University of SC ▪ Fort Jackson ▪ Quality Public Schools ▪ Lake Murray ▪ Riverbanks Zoo » Greenville (Upstate of SC) ▪ Great Pure Business Market ▪ Attractive to Millennials » Augusta (CSRA) ▪ Cybersecurity x Fort Gordon x Private Sector ▪ Augusta University ▪ Excellent Medical Community ▪ The Masters Tournament » Rock Hill (Piedmont) ▪ Winthrop University ▪ Lake Wylie ▪ Included in the Charlotte MSA ▪ Home of Sports & Event Center, as well as “Come - See - Me” & Christmasville Festivals Geographically Diverse and Growing Markets

OVERVIEW

2Q24 HIGHLIGHTS / TOPICS OF INTEREST Impacting Lives for Success and Significance

Impacting Lives for Success and Significance

$863.7

Notes: 12 1 Excluding prepayments, 07/01/24 – 12.31/24 = $89.4 million and 2025 = $148.0 million. Loan Portfolio Growth EARNING ASSETS

Investment Portfolio Yield 1.98% 1.56% 2.78% 3.59% 3.66% AOCI/(AOCL) 1 $11.3 $3.3 ($32.4) ($28.2) ($27.3) (4 th Quarter for 2020 - 2023, and 2 nd Quarter for 2024) Average Life: 5.6 years Effective Duration: 3.8 Composition 6/30/24 $361.9 $564.8 $506.2 EARNING ASSETS Millions $488.6 13 $566.6 1 AOCI is accumulated other comprehensive income and (AOCL) is accumulated other comprehensive loss. $228.7

Notes: 14 Investment Portfolio EARNING ASSETS

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Total Deposit Cost 0.20% 0.11% 0.25% 1.69% 1.98% Non - Interest Bearing 32% 33% 33% 29% 29% Millions $1,230.3 $1,415.5 $1,454.1 $1,573.9 (4 th Quarter for 2020 - 2023 & 2 nd Quarter for 2024) 16 High Quality Deposit Franchise $1,663.8 FUNDING 12/31/2020 12/31/2021 12/31/2022 12/31/2023 06/30/2 024

2Q24 Notes: 17 High Quality Deposit Franchise FUNDING 1 Trough to peak. 2 Subject to collateral requirements.

18 2Q24 » Sources of funds (Millions) Customer Deposits $ 44.1 Investment Portfolio 6.5 Short - Term (overnight) Investments 36.6 Capital 2.7 Other 1.6 Total $ 91.5 » Uses of funds Customer Cash Management $ 22.5 Brokered CDs 17.6 FHLB Borrowings 10.0 Loans (includes held held - for - sale) 36.9 Cash 4.5 Total $91.5 Summary: During the quarter, we utilized customer deposit growth and excess overnight investments to fund loan growth and reduce wholesale funding. Sources and Uses FUNDING

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20 NET INTEREST MARGIN (NIM)

21 NET INTEREST MARGIN (NIM)

22 NET INTEREST MARGIN (NIM)

23 Notes: NET INTEREST MARGIN (NIM)

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25 Credit Quality RISK MANAGEMENT NPA / Assets Net Charge - Offs

26 Provision for (Release of) Credit Losses (000s omitted) Credit Quality RISK MANAGEMENT

2Q24 Notes: » Key Loan Portfolio Sectors 27 • There are only four loans secured by office buildings in excess of 50,000 square feet of rentable space. These four represent $10.6 million in loans outstanding and have a 34% weighted average loan - to - value. Credit Quality RISK MANAGEMENT

28 RISK MANAGEMENT

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30 Leverage Ratio (Bank) Total Capital Ratio (Bank) CAPITAL *On 5/14/24, announced a plan to utilize up to $7.1 million of capital to repurchase shares of FCCO’s common stock (5.3% of total shareholders’ equity as of 3/31/24).

31 Tangible Common Equity Tangible Book Value CAPITAL

Dividend 32 CAPITAL On 7/17/24, a nnounced an increase in the cash dividend to $0.15 per common share payable 8/13/24 to shareholders of record as of 7/30/24.

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Financial Planning / Investment Advisory Services 34 NON - INTEREST INCOME HIGHLIGHTS

Financial Planning / Investment Advisory Services 35 Pre - tax Profit Margin 29.7% 30.5% 33.9% 31.0% 32.4% NON - INTEREST INCOME HIGHLIGHTS

36 Residential Mortgage Banking Production (millions) NON - INTEREST INCOME HIGHLIGHTS $85.6 $107.2 $135.7

Pre - tax Profit Margin 31.6% 11.9% 3.6% 34.3% 57.7% 37 $7,294.7 $ 5,327.8 $4,194.3 1 $3,763.8 1 $5,201.3 1 Note: Pre - tax net income does not include fund transfer pricing or ACL allocations. 1 Includes mortgage late charges and other mortgage revenue. NON - INTEREST INCOME HIGHLIGHTS

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39 (Millions) $53.1 $56.2 $60.6 $59.5 Total Revenue 1, 2 Strength in Diversity of Revenue REVENUE 1 Adjusted for PPP deferred fees. 2 Adjusted for Securities Gains/Losses. 2 1 $31.6

40 (Thousands) $15,188 $16,336 $15,226 Total Revenue 1 Strength in Diversity of Revenue 1 Adjusted for Securities Gains/Losses. 1 $15,216 REVENUE $15,261

Impacting Lives for Success and Significance

$43.1

$10.7 $11.8

Impacting Lives for Success and Significance

1 Core net income and EPS exclude gains (losses) on sale of securities and bank premises, write - downs on bank premises held - for - sa le, non - recurring BOLI income, gains on insurance proceeds, and collection of summary judgements on two loans charged off at an FCCO acquired bank. S ee non - GAAP reconciliation on pages 48 and 49. 2 Includes $738 thousand in non - recurring PPP - related fee income. 3 Includes $2.955 million in non - recurring PPP - related fee income. 4 Includes $46 thousand in non - recurring PPP - related fee income. 5 This compares to 1H23 results of $6,695 thousand in Core Net Income and $0.88 in Core EPS. 6 This compares to 1H23 results of $8,929 thousand in pre - tax pre - provision earnings. Thousands Core Net Income 1 / Core EPS 1 / Pre - Tax Pre - Provision Earnings 45 NET INCOME 2 3 2 3 4 4 5 6

FORWARD - LOOKING STATEMENTS 46

NON - GAAP FINANCIAL MEASURES The Bank Behind Your Business 47 NON - GAAP FINANCIAL MEASURES – This presentation contains certain non - GAAP financial measures that are not in accordance with US generally accepted accounting principles (GAAP) . We use certain non - GAAP financial measures to provide meaningful, supplemental information regarding our operational results and to enhance investors’ overall understanding of our financial performance . The limitations associated with non - GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently . These disclosures should not be considered an alternative to our GAAP results . See the end of this presentation for a non - GAAP financial measures reconciliation to the most directly comparable GAAP financial measure .

NON - GAAP RECONCILIATION 48 The tables below provide a reconciliation of non - GAAP measures to GAAP for each of the periods indicated:

NON - GAAP RECONCILIATION 49 1 Excludes gains (losses) on sale of securities and bank premises, write - downs on bank premises held - for - sale, non - recurring BOLI income, gains on insurance proceeds, and collection of summary judgements on two loans charged off at an FCCO acquired bank. The tables below provide a reconciliation of non - GAAP measures to GAAP for each of the periods indicated: